EXHIBIT 99.1

                     Press release dated February 26, 2001.

RIDE THE LIGHT                                                             NEWS
   QWEST
[LOGO OMITTED]


     QWEST COMMUNICATIONS CEO NACCHIO STRESSES SUCCESS IN CUSTOMER SERVICE,
              RE-ENTERING LONG DISTANCE BUSINESS IN WESTERN STATES
                     IN KEYNOTE REMARKS AT NARUC CONFERENCE

 QWEST ALSO RECONFIRMS 2001 REVENUE AND EBITDA TARGETS; REPORTS STRONG SALES OF
                     HIGH-TECH INTERNET SERVICES IN JANUARY

WASHINGTON, D.C., FEBRUARY 26, 2001 -- Qwest Communications International Inc. (NYSE: Q), the broadband Internet communications company, has achieved "significant and sustainable" service improvements and has moved quickly toward re-entering the long distance business in 14 Western states, Qwest Chairman and CEO Joseph P. Nacchio today told the National Association of Regulatory Utility Commissioners.

Nacchio delivered a keynote address this morning to the winter conference of NARUC in Washington, D.C. NARUC is the nation's largest organization of state regulatory officials.

At an investor conference later in the morning, Nacchio is scheduled to say Qwest sales of high technology, Internet-based services in January were strong, keeping the company on track to meet its 2001 target of $21.3 to $21.7 billion for revenue and between $8.5 to $8.7 billion for earnings before interest, taxes, depreciation and amortization (EBITDA). Qwest also expects revenue for the first quarter of 2001 to grow 11.5 percent to 12.5 percent over the pro forma normalized revenue of the first quarter of 2000.

At the NARUC conference, Nacchio said Qwest has made service improvement its top priority since acquiring U S WEST eight months ago.

"We have made significant and sustainable progress improving service in key areas for all customers in every state...the best results in six years," Nacchio said. Among other notable improvements, over the last year Qwest has reduced by more than half the number of orders for new telephone lines that are not installed on time. Qwest also has reduced customer complaints to public utility commissions by 15 percent.

Nacchio said that re-entering the long-distance market in its 14 state local service area was the company's second principal priority. Qwest must demonstrate to state and federal regulators that its local service area is open to

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competition before Qwest will receive approval to offer long-distance services in its local service area. Nacchio said that Qwest is moving quickly toward re-entering the long distance business because it had taken major steps to open up its local service area network to competition and because the company was working effectively with state regulators in the region to demonstrate that the market is competitive.

Nacchio referred to several major steps that had opened the market to competition. He said Qwest had entered into major wholesale agreements with McLeodUSA and Eschelon Telecom, Inc., two of the largest independent competitors for communications services in Qwest's local service area. Qwest also has signed the industry's first permanent line sharing agreements so competitors may provide high-speed data connections over Qwest phone lines, even to customers who buy their local phone service from Qwest.

Nacchio also pointed to markedly improved working relationships with state public utility commissions in its local service area. Qwest has dropped almost 40 lawsuits against commissions that were pending when it acquired U.S. West. Last week Qwest completed workshops with 12 commissions and other communications companies on 10 of the 14 checklist items required for long-distance approval by the Federal Communications Commission. Qwest is also participating in a unique multi-state test of its operating support systems with 13 commissions and in a separate test of these systems with the 14th commission..

Qwest intends to file its first application with the FCC this summer to re-enter the long-distance business in one of the states in its local service area and to file applications for other states later this year and early next year. After the first application is approved, the multi-state testing process is expected to allow Qwest to accelerate the FCC's approval of the applications for the remaining states.

At the NARUC conference, Nacchio also stressed competition and technology as key drivers for success in the telecommunications industry. He said that regulation should foster investments in new technology and facilities and should not support businesses that simply exploit the unequal application or effect of regulations or rely upon below-cost rates or subsidies.

"We like competition," Nacchio declared. " We open our own markets and break into others." He said Qwest supports open markets and the same regulations for everyone.

"Qwest is a clinical study of how, in open markets, good things can happen to you if you follow technology, which we did, and if you're unimpeded by regulation, which we were," Nacchio added in describing how Qwest has grown since June 1997 when it became a public company.

At the investor conference here later in the morning, Nacchio is expected to say that Qwest is succeeding as others are struggling because it has a diverse

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portfolio of services and focuses on the growth segments of the communications industry. The conference was sponsored by Janney Montgomery Scott.

Qwest reported January sales were strong for such services as Web hosting in Qwest CyberCenters; Digital Subscriber Line (DSL) services for high-speed Internet access; Direct Internet Access (DIA), which gives businesses direct high-speed access to Qwest's global broadband fiber-optic network; application services provided by Qwest Cyber.Solutions; and optical network services to wholesale firms. Traditional data services and access line growth in January were on plan, as was growth in wholesale services in the local service area.

ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 104,000 miles globally. For more information, please visit the Qwest web site at www.qwest.com.

                                      # # #

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of Qwest and U S WEST. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.

      Contacts:   MEDIA CONTACT:                      INVESTOR CONTACT:
                  Tyler Gronbach                      Lee Wolfe
                  303-992-2155                        800-567-7296
                  tyler.gronbach@qwest.com            IR@qwest.com

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